Exhibit 99.1
For Immediate Release
Date: January 5, 2011

Contacts:	Patrick J. Sullivan	Paul H. Bruce
	President	Chief Financial Officer
Phone:	413-445-3554	413-445-3513
Email:	pat.sullivan@legacybanks.com	paul.bruce@legacybanks.com
Legacy Bancorp, Inc. Fourth Quarter 2010 Earnings and Conference Call
PITTSFIELD, MASSACHUSETTS (January 5, 2011): Legacy Bancorp, Inc. (the “Company”) (NASDAQ:LEGC), the holding company for Legacy Banks (the “Bank”), will announce the fourth quarter 2010 earnings on Wednesday January 26, 2011 at approximately 5:00 p.m. (Eastern Time). Investors and analysts are invited to participate in a conference call beginning at 3:00 p.m. (Eastern Time) on Thursday January 27, 2011. J. Williar Dunlaevy, Chairman and CEO, Patrick J. Sullivan, President and Paul H. Bruce, CFO, will review the fourth quarter and year to date results and take your questions. Conference call information is as follows:

Domestic Dial-in:	877-407-0778
International Dial-in:	201-689-8565
The conference call playback will be available after 6:00 p.m. on Thursday January 27, 2011 through February 27, 2011.

Playback Toll-Free DIRECT- 877-660-6853
Playback International DIRECT — 201-612-7415
Playback Account #: (Required) — 286
Playback Conference ID #: (Required) — 364753
The conference call will be Webcast live at www.legacybanks.com, and will be available until April 27, 2011.
This release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that adversely affect Legacy Banks’ interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Legacy Bancorp’s operations.